Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – April 10, 2012 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that management plans to participate in upcoming investor events. The Company will post an updated investor presentation at 5:00 p.m. Mountain time today on the homepage of the Company’s website at www.billbarrettcorp.com:

Events

Chief Operating Officer Scot Woodall will present at the Barclays North American Small & Mid-Cap Energy Forum on April 12, 2012 at 1:30 p.m. Eastern time. The event will not be webcast.

Bill Barrett Corporation plans to release its first quarter 2012 financial and operating results before the market opens on Thursday, May 3, 2012. The Company will host a conference call to discuss results at 12:00 p.m. Eastern time (10:00 a.m. Mountain time), also on May 3.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Thursday, May 3, 2012 at 12:00 p.m. Eastern time (10:00 a.m. Mountain time)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com, then click on “First Quarter 2012 Results - Webcast” under “Current Events” on the homepage

Alternatively, you may join by telephone:

Call-in Number:	(800) 215-2410 US/Canada
(617) 597-5410 International

Passcode:	86881460

A telephonic replay will be available approximately two hours after the call on Thursday, May 3, 2012 through Thursday, May 10, 2012. You may access this replay at:

Replay Number:	(888) 286-8010 US/Canada
(617) 801-6888 International

Passcode:	48429249

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.